UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2020

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Menlo Therapeutics Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-38356	45-3757789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

520 U.S. Highway 22, Suite 204

Bridgewater, New Jersey 08807

(Address of principal executive offices, including Zip Code)

(800) 755-7936

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	MNLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Transition

On March 24, 2020, Menlo Therapeutics Inc. (the “Company”) announced that Andrew Saik joined the Company as its Chief Financial Officer and Treasurer, effective as of March 23, 2020. Mr. Saik, age 50, previously served as the Chief Financial Officer and a director of PDS Biotechnology Corporation (“PDS”), a clinical stage immuno-oncology company, from March 2019 until March 2020. Prior to joining PDS, Mr. Saik served as the Chief Financial Officer of Edge Therapeutics, Inc. (“Edge”) from October 2017 until its merger with PDS in March 2019. Prior to Edge, Mr. Saik served as CFO at Vertice Pharma, LLC from August 2015 until July 2017 and at Auxilium Pharmaceuticals, Inc. from August 2014 to April 2015. From February 2013 to August 2014, Mr. Saik was Senior Vice President, Finance and Treasurer at Endo Health Solutions, Inc. (“Endo”). Prior to Endo, Mr. Saik served in senior financial management roles with increasing responsibility at Valeant Pharmaceuticals International, including Senior Vice President, Finance and CFO of the Specialty Pharmaceutics Business. Mr. Saik holds a Master of Business Administration from the University of Southern California and a Bachelor of Arts from the University of California, Los Angeles.

The Company also announced that Ilan Hadar, the Company’s Chief Financial Officer and Treasurer since March 9, 2020 and the CFO and Israel Country Manager of Foamix Pharmaceuticals Ltd. (“Foamix”) from February 2014 until its merger with the Company on March 9, 2020 (the “Merger”), is leaving the Company. Mr. Hadar resigned from his position as the Company’s Chief Financial Officer effective March 22, 2020 (the “Resignation Date”).

Offer Letter with Andrew Saik

In connection with the employment of Mr. Saik as Chief Financial Officer and Treasurer of the Company, Mr. Saik and the Company entered into an Offer Letter on March 20, 2020 (the “Offer Letter”). Pursuant to the Offer Letter, Mr. Saik will receive an annual base salary equal to $400,000 and an annual bonus opportunity of up to 50% of base salary. Mr. Saik’s bonus in respect of the 2020 calendar year will be prorated based on his start date.

On March 23, 2020, in satisfaction of the Company’s obligations under the Offer Letter, Mr. Saik was granted 100,000 incentive stock options (“Options”) to acquire shares of the Company’s common stock and 50,000 restricted stock units (“RSUs” and together with the Options, the “Initial Equity Grants”) under the Company’s 2019 Equity Incentive Plan (the “Equity Plan”). The Initial Equity Grants will vest over a period of four years following the last day of the calendar quarter in which the grant was made (such last day of the calendar quarter, the “Vesting Commencement Date”), with 25% vesting on the first anniversary of the Vesting Commencement Date and 6.25% vesting on the last day of each subsequent calendar quarter, subject to Mr. Saik’s continued employment with the Company through the applicable vesting date.

The Offer Letter provides that if Mr. Saik’s employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the Offer Letter), other than within the 12-month period following a Change in Control (as defined in the Equity Plan), then, subject to Mr. Saik’s execution and nonrevocation of a release of claims, Mr. Saik will be entitled to receive (i) a severance payment equal to nine months’ base salary and (ii) health benefit continuation at active employee rates for nine months following the date of termination.

If Mr. Saik’s employment is terminated by the Company without Cause or he resigns for Good Reason within 12 months following a Change in Control, then, subject to his execution and nonrevocation of a release of claims, Mr. Saik will be entitled to receive (i) a severance payment equal to the sum of 12 months’ base salary and his target annual bonus for the year of termination, (ii) a prorated target annual bonus payment for the year of termination, (iii) health benefit continuation at active employee rates for 12 months following the date of termination and (iv) full accelerated vesting of all of outstanding and unvested stock options and restricted stock units on the date of termination.

The Offer Letter also provides for customary non-competition and non-solicitation covenants.

The foregoing description of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the Offer Letter, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Separation Agreement with Ilan Hadar

In connection with Mr. Hadar’s anticipated termination of employment, Mr. Hadar and Foamix, a wholly-owned subsidiary of the Company, entered into a Separation Agreement on March 22, 2020 (the “Separation Agreement”).

The Separation Agreement provides that, from the Resignation Date through August 31, 2020 (the “Transition Date”), Mr. Hadar will continue to serve as Israeli country manager and will (i) cooperate fully for the smooth transfer of his position and duties as Chief Financial Officer and Treasurer of the Company, (ii) assist in preparing pro forma information for the Company and its subsidiaries and filing the Company’s Form 10-Q in respect of the Company’s first and second quarter of the 2020 fiscal year, (iii) provide support in the transition of the Company’s finance team and functions from Israel to the U.S. and (iv) perform such other services as may be requested by the Company from time to time. During the period from the Resignation Date through the Transition Date, Mr. Hadar will continue to receive his base pay and benefits as in effect on March 22, 2020.

During the period from the Transition Date through August 31, 2021, Mr. Hadar will (i) be available only for transition-related inquiries and (ii) receive base pay continuation equal to $396,550 (paid in equal installments of $33,045 each month), plus social and health benefits typically provided to Israel-based employees including national insurance payments and health insurance payments in effect as of March 22, 2020 (paid in monthly installments). In addition, within 30 days following the Transition Date, Mr. Hadar will be entitled to receive a prorated target annual bonus payment (based on the number of months he was employed with the Company during the period commencing on January 1, 2020 and ending on the Transition Date) equal to $132,183.

Mr. Hadar’s employment will cease and severance payments from the Company and its subsidiaries will terminate effective as of August 31, 2021. At such time, Mr. Hadar will receive (i) a target bonus payment (equal to 50% of his annual base salary) and (ii) certain amounts required to be paid pursuant to the Israeli Severance Pay Law, 5723-1963. In addition, Mr. Hadar’s outstanding stock options and restricted stock units will fully vest on August 31, 2021, and such stock options will remain exercisable until November 29, 2021.

Mr. Hadar’s confidentiality and intellectual property obligations and certain noncompetition and nonsolicitation restrictions shall survive the termination of Mr. Hadar’s employment. ..

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Domzalski Employment Agreement

David Domzalski, the Company’s Chief Executive Officer and President, and the Company entered into an Offer Letter on March 25, 2020 (the “CEO Agreement”). Pursuant to the CEO Agreement, Mr. Domzalski will receive an annual base salary equal to $616,000 and a target annual bonus opportunity equal to 60% of base salary, and will be eligible to participate in the Company’s equity incentive program.

The CEO Agreement provides that if Mr. Domzalski’s employment is terminated by the Company without Cause or he resigns for Good Reason (each as defined in the CEO Agreement), then, subject to his execution and nonrevocation of a release of claims, Mr. Domzalski will be entitled to receive (i) a severance payment equal to 12 months’ base salary, (ii) health benefit continuation at active employee rates for 12 months following the date of termination and (iii) full accelerated vesting of all of outstanding and unvested stock options and restricted stock units on the date of termination, with such stock options remaining exercisable for 90 days following the date of termination.

If Mr. Domzalski’s employment is terminated by the Company without Cause or he resigns for Good Reason, in each case, within 12 months following a Change in Control (as defined in the Equity Plan), then, subject to his execution and nonrevocation of a release of claims, Mr. Domzalski will be entitled to receive (i) a severance payment equal to 1.5 times the sum of his base salary and target bonus for the year of termination, (ii) a prorated target annual bonus payment for the year of termination, (iii) health benefit continuation at active employee rates for 18 months following the date of termination and (iv) full accelerated vesting of all of outstanding and unvested stock options and restricted stock units on the date of termination, with such stock options remaining exercisable for 90 days following the date of termination.

The CEO Agreement also subjects Mr. Domzalski to certain confidentiality and intellectual property obligations and certain noncompetition, nonsolicitation and nondisparagement restrictions.

The foregoing description of the CEO Agreement does not purport to be complete and is qualified in its entirety by reference to the CEO Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Severance Policy

On March 19, 2020, the board of directors (the “Board”) of the Company extended the Company’s existing severance policy (the “Severance Policy”) to cover certain employees of the Company and its subsidiaries with the title of vice president and above who were employees of Foamix or one of its subsidiaries as of immediately prior to the Merger, including Andrew Saik, the Company’s Chief Financial Officer, Mutya Harsch, the Company’s General Counsel and Chief Legal Officer, Iain Stuart, the Company’s Chief Scientific Officer, and Matthew Wiley, the Company’s Commercial Officer.

The Severance Policy provides that in the event of a termination of employment by the Company without Cause (as defined in the Severance Policy) or, to the extent the employee is party to a written agreement with the Company providing for payments or benefits upon a resignation for “good reason”, by the employee for “good reason” (in each case, a “Qualifying Termination”), Ms. Harsch and Messrs. Stuart and Wiley will be entitled to receive a severance payment equal to 75% of base salary and health benefit continuation at active employee rates for nine months following the Qualifying Termination.

In the event of a Qualifying Termination within 12 months following a Change in Control (as defined in the Equity Plan), Ms. Harsch and Messrs. Stuart and Wiley will be entitled to receive (i) a severance payment equal to the sum of base salary and target bonus, (ii) a prorated target annual bonus payment for the year of termination, (iii) health benefit continuation at active employee rates for 12 months following the Qualifying Termination and (iv) full accelerated vesting of all time-based equity awards.

The foregoing description of the Severance Policy does not purport to be complete and is qualified in its entirety by reference to the Severance Policy, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2020.

Board Committee Composition

On March 19, 2020, the Board appointed members to each of the committees of the Board. The Audit Committee of the Board is composed of Mses. Sharon Barbari and Elisabeth Sandoval and Mr. Stanley Hirsch. Ms. Barbari will serve as the chairperson of the Audit Committee and qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Compensation Committee of the Board is composed of Messrs. Rex Bright and Anthony Bruno and Mses. Barbari and Sandoval, with Mr. Bright serving as the chairperson. The Nominating and Corporate Governance Committee of the Board is composed of Messrs. Bruno and Steven Basta and Ms. Barbari, with Mr. Bruno serving as the chairperson.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 19, 2020, the Board adopted the Code of Business Conduct and Ethics that was previously adopted by the Foamix board of directors and utilized by Foamix prior to the consummation of the Merger. The Code of Business Conduct and Ethics is applicable to all of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, principal accounting officers, or other persons performing similar functions, and is a “code of ethics” as defined in Item 406 of Regulation S-K. The full text of the Code of Business Conduct and Ethics is available on our website at http://www.menlotherapeutics.com.

Item 7.01. Regulation FD Disclosure.

On March 24, 2020, the Company issued a press release entitled “Menlo Therapeutics Apppoints Andrew Saik as its Chief Financial Officer.” A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall they be deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith.

Exhibit No.	Description
99.1	Press release, dated March 24, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MENLO THERAPEUTICS INC.

Date: March 25, 2020	By:	/s/ Mutya Harsch Mutya Harsch Chief Legal Officer and General Counsel